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                                                                    EXHIBIT 21.1

                          SEDCO FOREX HOLDINGS LIMITED
                           AS OF DATE OF DISTRIBUTION

Sedco Forex International, Inc. (Panama)

         Cariba Ships Corporation N.V. (Netherlands Antilles)
         Caspean Sea Ventures International Ltd. (BVI) (1)
         Hellerup Finance International Ltd. (Ireland)
         International Chandlers, Inc. (Texas)
         Overseas Drilling Ltd. (Liberia) (2)
         Sedco Forex Canada Ltd. (Alberta)
         Sedco Forex Corporation (Delaware)
         Sedco-Forex do Brazil Ltda. (Brazil)
         Sedco Forex (Malaysia) Sdn Bhd (Malaysia) (3)
         Sedco Forex International Drilling, Inc. (Panama)
                  PT Hitek Nusantara Offshore Drilling (Indonesia) (4)
         Sedco Forex International Resources, Limited (BVI)
         Sedco Forex International Services, Inc. (Panama)
         Sedco Forex of Nigeria Limited (Nigeria) (5)
         Sedco Forex Offshore International N.V. Limited (Netherlands Antilles) Sedco Forex Shorebase Support Limited (UK)
         Sedco Forex Technical Services, Inc. (Panama)
         Sedco Forex Technology, Inc. (Panama)
         Service Petroliers Sedco Forex (France)
         Triton Holdings Limited (BVI)
                  Sefora Maritime Ltd. (BVI)
         Triton Industries, Inc. (Panama)
                  Sedneth Panama S.A. (Panama)


         Note: (1) 75% ownership interest
               (2) 50% ownership interest
               (3) 40% ownership interest
               (4) 80% ownership interest
               (5) 60% ownership interest